                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                             NABISCO HOLDINGS CORP.
                (Name of Registrant as Specified in Its Charter)

                             NABISCO HOLDINGS CORP.
                   (Name of Person(s) Filing Proxy Statement)

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                                     [LOGO]
                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY
                                   07054-0311

                                                                  March 16, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Nabisco Holdings Corp. The meeting will be held at 10:30 a.m. (local time) on Wednesday, April 15, 1998 at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

    Please note that attendance at the Annual Meeting will be limited to stockholders (or their authorized representatives) as of March 10, 1998, the record date, and to guests of the company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting. If your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker. Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

    Please give these proxy materials careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                                         [LOGO]

                                          STEVEN F. GOLDSTONE
                                          Chairman

                 IMPORTANT: YOUR PROXY CARD IS ENCLOSED IN THE
            ADDRESS WINDOW OF THE ENVELOPE CONTAINING THIS MATERIAL

                                     [LOGO]

                             NABISCO HOLDINGS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 15, 1998

To the Stockholders:

    The Annual Meeting of Stockholders of Nabisco Holdings Corp., a Delaware corporation (the "Company"), will be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801 at 10:30 a.m. (local time) on Wednesday, April 15, 1998 for the following purposes:

        1. To elect six Directors to serve until the 1999 annual meeting of stockholders and until their respective successors are duly elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1998 fiscal year; and

        3. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

    Only holders of record of the Company's Class A Common Stock and Class B Common Stock as of the close of business on March 10, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders may be examined for any purpose germane to the meeting during the ten-day period preceding the meeting at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

                                          JAMES A. KIRKMAN III
                                          Executive Vice President and Secretary

Parsippany, New Jersey
March 16, 1998

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN,
         DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                             NABISCO HOLDINGS CORP.
                                 7 Campus Drive
                             Parsippany, New Jersey
                                   07054-0311

                                PROXY STATEMENT

    This Proxy Statement and enclosed form of proxy are being furnished commencing on or about March 16, 1998 in connection with the solicitation by the Board of Directors (the "Board") of Nabisco Holdings Corp., a Delaware corporation (the "Company"), of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held on April 15, 1998 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning the Nominees," FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1998 fiscal year and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Annual Meeting and voting in person.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    Only holders of record of the Company's voting securities as of the close of business on March 10, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the following shares of voting securities were outstanding:
51,819,653 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 213,250,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

    Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") vote as a single class on all matters properly brought before the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock are entitled to one (1) vote and ten (10) votes per share, respectively. The presence of the holders of a majority in voting power of the Common Stock, represented at the meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The six nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the outcome of the voting.

    Securities and Exchange Commission (the "SEC") rules generally require that an annual report precede or accompany proxy materials. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize the Company to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

                        ITEM 1 -- ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of six Directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors have been elected and qualified. Directors are elected by a plurality of the votes cast. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent Directors of the Company and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco") and all of them were elected to their present terms by the stockholders in April 1997 except Mr. Kilts, who was elected by the Board in January, 1998.

    Background information about the Board's nominees for election is set forth below. See "Security Ownership of Management" for information about the nominees' holdings of equity securities issued by the Company and its affiliates.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                                AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
Herman Cain...................          52         1995   Chairman of Godfather's Pizza, Inc. since 1988; Chief Executive
                                                          Officer of Godfather's Pizza from 1988 to December 1996. Chief
                                                          Executive Officer and President of National Restaurant Association
                                                          since December 1996. Member of the Boards of SUPERVALU, INC.,
                                                          UtiliCorp United and Whirlpool Corporation.

John T. Chain, Jr.............          63         1994   President of Quarterdeck Equity Partners, Inc., an investor in the defense industry, since December 1996; Special Assistant to the
                                                          Chairman of Burlington Northern Santa Fe Corporation from November
                                                          1995 to March 1996; Executive Vice President of Burlington
                                                          Northern from 1991 to November 1995. For more than five years prior thereto, General (Commander-in-Chief, Strategic Air Command)
                                                          in the United States Air Force. Member of the Boards of RJR
                                                          Nabisco Holdings Corp. ("RJRN Holdings"), RJR Nabisco, Inc.
                                                          ("RJRN"), Northrop Grumman Corporation and The Thomas Group, Inc.

Steven F. Goldstone...........          52         1996   Chairman of the Company and Nabisco since January 1998; Chairman of RJRN Holdings and RJRN since May 1996; Chief Executive Officer of RJRN Holdings and RJRN since December 1995; President of RJRN
                                                          Holdings and RJRN since October 1995; General Counsel of RJRN
                                                          Holdings and RJRN from March to December 1995. Partner with the law firm of Davis Polk & Wardwell until October 1995 and for more than five years prior thereto.

David B. Jenkins..............          67         1995   Director of J. Sainsbury International from January 1994 to
                                                          September 1995; Chairman and Chief Executive Officer of Shaw's
                                                          Supermarkets, Inc. from 1982 to December 1993. Member of the
                                                          Boards of Citizens Capital, Inc. and Relationship Marketing Group.

                                                YEAR
                                                FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                                AGE        ELECTED                          AND OTHER INFORMATION
------------------------------  -----------  -----------  ------------------------------------------------------------------
James M. Kilts................          50         1998   President and Chief Executive Officer of the Company and Nabisco
                                                          since January 1998; Executive Vice President, Worldwide Food, of
                                                          Philip Morris Companies from January 1994 to March 1997; President of Kraft USA from 1989 to 1994.

Kay Koplovitz.................          52         1995   Founder, Chairman and Chief Executive Officer of USA Networks
                                                          since its establishment in 1977. Member of the Boards of General
                                                          Re Corporation and Liz Claiborne, Inc.

    The Board recommends that the stockholders vote FOR the election of each nominee for Director named above.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met eight times during the 1997 fiscal year. During 1997, all then incumbent Directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

    The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not have a nominating committee; its customary functions are performed by the entire Board.

    AUDIT COMMITTEE. The Audit Committee reviews the adequacy of the Company's internal system of accounting controls, confers with the independent auditors and the internal auditors concerning their examination of the books and records of the Company and its subsidiaries, reviews actions taken to ensure compliance with the Company's Code of Conduct, recommends to the Board the appointment of independent auditors and considers other appropriate matters regarding the financial affairs of the Company and its subsidiaries. The Audit Committee, whose current members are Mr. Jenkins and Mr. John G. Medlin, Jr. (who is not a nominee for re-election), held four meetings during the 1997 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee, whose current members are Mr. Cain, General Chain and Ms. Koplovitz, met five times during the 1997 fiscal year.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information, as of March 10, 1998, regarding the beneficial ownership of (i) Class A Common Stock and (ii) common stock, par value $.01 per share, of RJRN Holdings ("RJRN Common Stock"), by each director of the Company, by each of the five most highly compensated executive officers of the Company during the last fiscal year and by all directors and executive officers of the Company as a group. Most of these individuals have the opportunity to become the beneficial owners of additional shares of Class A Common Stock as a result of stock options vesting or becoming exercisable. See "Executive Compensation--Stock-Based Awards" and "Directors' Compensation." Otherwise, except as noted, the persons named in the table below do not own any other capital stock of the Company or any of its affiliates and have sole voting and investment power over all securities for which they are shown as beneficial owner.

                                 NUMBER OF SHARES OF
                                       CLASS A
                                    COMMON STOCK          PERCENT OF        NUMBER OF SHARES OF       PERCENT OF
           NAME OF                  BENEFICIALLY            CLASS A          RJRN COMMON STOCK        RJRN COMMON
      BENEFICIAL OWNER             OWNED(1)(2)(3)        COMMON STOCK    BENEFICIALLY OWNED(1)(4)        STOCK
-----------------------------  -----------------------  ---------------  -------------------------  ---------------
Herman Cain..................                  0               *                          0                *
John T. Chain, Jr............              8,600               *                     11,933                *
Joseph W. Farrelly...........            106,760               *                      4,771                *
Steven F. Goldstone(5).......             14,981               *                    792,475                *
David B. Jenkins.............              1,500               *                          0                *
James M. Kilts(6)............                  0               *                          0                *
Kay Koplovitz................              7,700               *                          0                *
John G. Medlin, Jr...........              8,600               *                     10,799                *
C. Michael Sayeau............            130,719               *                        577                *
All Directors and Executive
  Officers as a Group(7).....            745,395                1.43%               879,661                *
-----------------------------
Christopher J. Coughlin......              1,000               *                        125                *
H. John Greeniaus............            990,707                1.88%               198,611                *
James J. Postl...............             46,919               *                        523                *

------------------------

*   Less than 1%.

(1) For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The number of shares of Class A Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts:
    (i) 7,600 shares for each of General Chain and Mr. Medlin; (ii) 106,759 shares for Mr. Farrelly; (iii) 880,606 shares for Mr. Greeniaus; (iv) 7,700 shares for Ms. Koplovitz; (v) 45,918 shares for Mr. Postl; (vi) 129,718 shares for Mr. Sayeau; and (vii) 712,369 shares for all directors and executive officers as a group.

(3) The number of shares of Class A Common Stock beneficially owned does not include units issued in the following amounts: (i) 3,332 units to Ms. Koplovitz; (ii) 33 units to Mr. Medlin; (iii) 4,026 units to Mr. Greeniaus;
    (iv) 50,000 units to Mr. Kilts; (v) 20,000 units to Mr. Farrelly; (vi) 22,000 units to Mr. Sayeau; (vii) 6,527 units to Mr. Postl; and (viii) 151,500 units to all directors and executive officers as a group. The units issued to the directors are common stock equivalents and were received as deferred compensation. The units issued to the officers are equivalent to restricted stock grants and were received as deferred equity incentives.

(4) The number of shares of RJRN Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts: (i) 9,933 shares for General Chain; (ii) 3,933 shares for Mr. Medlin; (iii) 575,800 shares for Mr. Goldstone; (iv) 132,000 shares for Mr. Greeniaus; and (v) 627,466 shares for all directors and executive officers as a group. The number of shares of RJRN Common Stock beneficially owned also includes 146, 589, 226, 538, 249, 125 and 4,142 shares issuable on conversion of ESOP Convertible Preferred Stock issued by RJRN Holdings and owned by Messrs. Goldstone, Greeniaus, Farrelly, Sayeau, Postl, Coughlin and all directors and executive officers as a group, respectively. The number of shares of RJRN Common Stock beneficially owned does not include the following deferred units, which are common stock equivalents received as equity incentives or as deferred fees and other compensation: 2,155 units for General Chain and 4,514 units for Mr. Medlin.

(5) Mr. Goldstone's beneficial ownership reflects 14,981 shares of Class A Common Stock purchased by him on May 15, 1996. Mr. Goldstone is also the holder of options to purchase 360,000 shares of Class A Common Stock which are not currently exercisable. Mr. Goldstone is also the holder of 200,000 performance stock units each equal in value to one share of RJRN Common Stock which will be paid to Mr. Goldstone only if (i) Mr. Goldstone remains employed by RJRN Holdings through December 31, 1998 (unless he is terminated by RJRN Holdings without cause or he voluntarily terminates his employment with good reason) and (ii) the market price for RJRN Common Stock averages $43.75 or more for any consecutive 30-day period ending on or prior to December 31, 1998.

(6) In addition to the 50,000 restricted stock units referred to in footnote 3, Mr. Kilts is the holder of 415,000 options to purchase Class A Common Stock and 250,000 options to purchase RJRN Common Stock which are not currently exercisable.

(7) The phrase "All Directors and Executive Officers as a Group" does not include Messrs. Coughlin, Greeniaus or Postl because they are no longer directors or executive officers of the Company.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on a review of the copies of the forms that it has received, and on written representations from certain reporting persons that no additional forms were required, the Company believes that, except for Mr. Sayeau, its officers, directors and greater than 10% beneficial owners complied with all of these filing requirements in 1997. The required form for Mr. Sayeau's purchase of 1,000 shares of Class A Common Stock on June 9, 1997 was not filed on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of March 10, 1998, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedule 13G. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                      NUMBER OF SHARES
                                           NAME AND ADDRESS                             BENEFICIALLY       PERCENT
TITLE OF CLASS                            OF BENEFICIAL OWNER                               OWNED         OF CLASS
-----------------  -----------------------------------------------------------------  -----------------  -----------
Class A            Franklin Resources, Inc.(1)                                              5,738,200         11.07%
Common Stock       777 Mariners Island Boulevard
                   San Mateo, CA 94403-7777

Class A            FMR Corp.(2)                                                             4,186,219          8.08%
Common Stock       82 Devonshire Street
                   Boston, MA 02109

                                                                                      NUMBER OF SHARES
                                           NAME AND ADDRESS                             BENEFICIALLY       PERCENT
TITLE OF CLASS                            OF BENEFICIAL OWNER                               OWNED         OF CLASS
-----------------  -----------------------------------------------------------------  -----------------  -----------
Class A            Morgan Stanley, Dean Witter,                                             2,996,622          5.78%
Common Stock       Discover & Co.(3)
                   1585 Broadway
                   New York, New York 10036

Class B            RJR Nabisco Holdings Corp.                                             213,250,000           100%
Common Stock       RJR Nabisco, Inc.(4)
                   1301 Avenue of the Americas
                   New York, New York 10019-6013

------------------------

(1) According to Amendment No. 1 dated February 10, 1998 to the Schedule 13G filed by Franklin Resources, Inc. ("FRI"), Franklin Mutual Advisers, Inc. ("FMA"), Charles B. Johnson and Rupert H. Johnson, Jr., FRI is a parent holding company, FMA is an investment adviser and Messrs. Johnson and Johnson are the principal shareholders of FRI. The Schedule 13G reports that the shares are beneficially owned by investment companies or other managed accounts which are advised by subsidiaries of FRI. The applicable advisory contracts indirectly give sole voting and investment power over the shares to FMA.

(2) According to the Schedule 13G dated February 14, 1998 filed by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson, FMR is a parent holding company and Mr. Johnson and Ms. Johnson are respectively the Chairman and a Director of FMR and may be deemed members of a group that controls FMR. The Schedule 13G indicates that FMR, Mr. Johnson and Ms. Johnson beneficially own 4,186,219 shares. These include (i) 3,902,800 shares beneficially owned by Fidelity Management & Research Company, a registered investment advisor and a wholly-owned subsidiary of FMR ("Fidelity"), as a result of acting as an adviser to various registered investment companies (the "Fidelity Funds"), and (ii) 283,419 shares beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR ("Fidelity Trust"), as a result of serving as investment manager of institutional accounts (the "Institutional Accounts"). According to the Schedule 13G, each of FMR, Mr. Johnson and the Fidelity Funds has sole investment power over the Fidelity Funds shares, but neither FMR nor Mr. Johnson has sole power to vote these shares, a power which resides with the Fidelity Funds' Boards of Trustees. Each of FMR and Mr. Johnson has sole investment power over the shares beneficially owned by Fidelity Trust, sole power to vote 236,119 of the shares and no power to vote the remaining 47,300 shares.

(3) According to the Schedule 13G filed on February 12, 1998 by Morgan Stanley, Dean Witter, Discover & Co., a registered investment adviser ("MSDW"), MSDW has shared investment power over the shares, shared voting power over 2,987,722 shares and no voting power over the remaining 8,900 shares.

(4) RJRN Holdings and RJRN, its wholly-owned subsidiary, are the beneficial owners of all 213,250,000 outstanding shares of Class B Common Stock, which account for approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of its outstanding Common Stock. Because each of these shares is immediately convertible into a share of Class A Common Stock at the option of the holder, RJRN Holdings and RJRN are also deemed to be the beneficial owners of the same number of shares of Class A Common Stock. Upon such conversion, these shares would account for 80.5% of the economic interest in the Company and 80.5% of the voting power of the outstanding Common Stock. Together, RJRN Holdings and RJRN share voting and investment power over these shares.

         ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ending December 31, 1998 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of Directors who are not employees of the Company or its subsidiaries.

    A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

    The Board considers Deloitte & Touche to be well qualified and recommends that the stockholders vote FOR ratification of its appointment as independent auditors of the Company for the upcoming fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following pages describe the components of the total compensation of the five most highly compensated executive officers (as defined under SEC rules) of the Company at the end of the last completed fiscal year. The principal components of such individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. The bonus amounts represent amounts that the Compensation Committee and the Board approved for each named individual based on Company performance for the applicable year. The long-term compensation shown in the Summary Compensation Table was provided under the Company's 1994 Long-Term Incentive Plan (the "Nabisco LTIP") and, in some cases, under RJRN Holdings' 1990 Long-Term Incentive Plan (the "RJRN LTIP") as described below. Also described below is the future compensation such individuals may receive under RJRN's retirement plans or, following termination of employment under certain circumstances, under private employment agreements.

SUMMARY COMPENSATION TABLE

    The following table presents certain specific information regarding the compensation of the five most highly compensated executive officers of the Company. Mr. Greeniaus terminated employment with the Company as of January 1, 1998 due to disability under the Company's disability plans. Messrs. Postl and Coughlin terminated employment with the Company on March 1, 1998.

                           ANNUAL COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                        -------------------------------------  ----------------------------------
                                                                                               RESTRICTED               LONG- TERM
                                                                                                  STOCK       STOCK     INCENTIVE
                                                         AGGREGATE     BONUS    OTHER ANNUAL    AWARD(S)     OPTIONS     PAYOUTS
NAME & PRINCIPAL POSITION                      YEAR     BASE SALARY     (1)     COMPENSATION       (2)       (#) (3)       (4)
-------------------------------------------  ---------  -----------  ---------  -------------  -----------  ----------  ---------
H. John Greeniaus..........................       1997   $ 891,667   $ 620,000   $   440,404(6)  $       0     190,000  $ 333,255
  Chairman, President & CEO                       1996   $ 850,000   $ 684,000   $   430,809    $       0      180,000  $ 661,317
                                                  1995   $ 837,500   $ 693,000   $ 1,896,714    $       0    1,080,606  $ 699,627

James J. Postl.............................       1997   $ 450,000   $ 234,000   $    64,864(7)  $  36,474     100,000  $ 790,000
  President, Nabisco Biscuit Company              1996   $ 375,000   $ 400,000   $    63,009    $ 978,125       70,000  $ 161,053
                                                  1995   $ 320,833   $ 404,000   $    56,343    $       0       45,918  $       0

Christopher J. Coughlin....................       1997   $ 370,833   $ 140,000   $    56,749(7)  $       0      55,000  $       0
  President, Nabisco International                1996   $ 236,458   $ 169,000   $    49,237    $ 860,750       75,000  $       0

Joseph W. Farrelly.........................       1997   $ 300,000   $ 178,000   $    51,409(7)  $       0      40,000  $ 711,000
  Executive Vice President & Chief                1996   $ 280,000   $ 186,000   $   150,990    $ 782,500       45,000  $ 239,875
  Information Officer                             1995   $ 275,000   $ 144,000   $   158,159    $       0      106,759  $ 347,659

C. Michael Sayeau..........................       1997   $ 300,000   $ 177,000   $    55,140(7)  $       0      55,000  $ 711,000
  Executive Vice President & Chief                1996   $ 280,000   $ 191,000   $   128,414    $ 860,750       45,000  $ 188,803
  Personnel Officer                               1995   $ 273,334   $ 144,000   $   126,655    $       0      129,718  $ 312,602



                                               ALL OTHER
                                             COMPENSATION
NAME & PRINCIPAL POSITION                         (5)
-------------------------------------------  -------------
H. John Greeniaus..........................   $   115,467
  Chairman, President & CEO                   $   105,487
                                              $    54,628
James J. Postl.............................   $    25,500
  President, Nabisco Biscuit Company          $    23,370
                                              $    23,125
Christopher J. Coughlin....................   $    11,125
  President, Nabisco International            $     7,094
Joseph W. Farrelly.........................   $    12,150
  Executive Vice President & Chief            $    10,600
  Information Officer                         $    15,000
C. Michael Sayeau..........................   $    14,730
  Executive Vice President & Chief            $    12,720
  Personnel Officer                           $    17,920

------------------------

(1) The bonus amount shown in the table for Mr. Greeniaus was based solely on Company performance during 1997 as determined using financial objectives established early in 1997. The bonus amounts shown for the other named executive officers were based on a combination of financial objectives and individual performance objectives.

(2) The 1997 amount shown in the table for Mr. Postl represents a portion of his 1997 annual bonus that was paid to him in 1998 in the form of approximately 829 restricted stock units that are scheduled to vest on December 31, 1999. In connection with his termination of employment, Mr. Postl became vested in 69 units and forfeited the remainder. In 1996, some of the named executive officers were granted restricted stock units that vest five years from the date of grant (subject to pro-rata vesting in certain circumstances) and are payable in cash based on the price of Class A Common Stock on November 15, 2001. As of December 31, 1997, the value of the number of shares of Class A Common Stock equal to the number of units granted was: for Mr. Postl (25,000 units)--$1,212,500; for Mr. Coughlin (22,000 units)--$1,067,000; for Mr.
    Farrelly (20,000 units)--$970,000; and for Mr. Sayeau (22,000 units)--$1,067,000. Upon Mr. Postl's termination of employment on March 1, 1998, he became vested in 6,458 of these units and forfeited the remainder. Mr. Coughlin forfeited all of his units upon his termination of employment on March 1, 1998. Dividend equivalents are paid on the grant in the same manner as dividends are paid on Class A Common Stock.

(3) The amounts shown in the table reflect the number of shares subject to options to purchase Class A Common Stock granted to the named executive officers, except that the number shown for Mr. Greeniaus for 1995 also includes an option to purchase 200,000 shares of RJRN Common Stock granted to Mr. Greeniaus under the RJRN LTIP.

(4) The 1997 amounts shown in the table represent long-term incentive payouts under the 1995 Performance Unit Program of the LTIP (for Messrs. Postl, Farrelly and Sayeau) and the Executive Equity Program of the RJRN LTIP (for Mr. Greeniaus). Performance Unit awards, denominated in cash, were granted in 1995. The amount earned was based on cumulative cash net income objectives for the performance period 1995-1997. The Performance Unit payout was made in cash in early 1998. The Executive Equity Program applies to individuals who previously acquired RJRN Holdings' purchase stock under the RJRN LTIP. Mr. Greeniaus received cash grants on four annual grant dates beginning July, 1994 and ending July, 1997, each equal to the excess, if any, of (i) 25% of the maximum amount he could have borrowed to acquire purchase stock, over (ii) the then fair market value of the same percentage of his purchase stock. The grant is increased by the amount necessary to hold him harmless from income taxes due as a result of the grant.

(5) The amounts shown in the table reflect company contributions made on behalf of the named individuals under RJRN's qualified and non-qualified defined contribution plans. The following is a breakout of the 1997 amounts:

                                                                                                    COMPANY
                                                                          COMPANY MATCHING       CONTRIBUTION
                                                                            CONTRIBUTION        (NON-QUALIFIED
NAME                                                                      (QUALIFIED PLAN)           PLAN)
-----------------------------------------------------------------------  -------------------  -------------------
H. John Greeniaus......................................................       $   4,500            $  42,770
James J. Postl.........................................................       $   4,500            $  21,000
Christopher J. Coughlin................................................       $   4,500            $   6,625
Joseph W. Farrelly.....................................................       $   3,750            $   8,400
C. Michael Sayeau......................................................       $   4,500            $  10,230

   The 1997 amount shown in the table for Mr. Greeniaus also includes $68,197 which was the 1997 premium for certain Company-paid insurance policies.

(6) The amount shown in the table for Mr. Greeniaus for 1997 includes certain income tax liabilities related to his life insurance policy and to his participation in the Executive Equity Program (described in footnote (4)), which liabilities were reimbursed to Mr. Greeniaus. The amount shown in the table also reflects amounts attributable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($54,750) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(7) The amounts shown in the table for Messrs. Postl, Coughlin, Farrelly and Sayeau for 1997 include amounts attributable to their participation in the Company's executive perquisite program, which provides each of them with supplemental insurance, a leased automobile and an annual allowance ($40,000 for Messrs. Coughlin, Farrelly and Sayeau; $47,500 for Mr. Postl) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

STOCK-BASED AWARDS

    The Company seeks to insure that a significant portion of executives' compensation is tied to the price performance of Class A Common Stock and to quantifiable measures of the Company's operational performance. The regular long-term incentive grant for 1997 for all of the named participating executive officers was made in the form of options to purchase Class A Common Stock.

    Certain options previously granted to Mr. Greeniaus under the RJRN LTIP were conditioned on the purchase by him of RJRN Common Stock. In connection with the purchase of RJRN Common Stock under the RJRN LTIP, Mr. Greeniaus was permitted to borrow on a secured basis from RJRN the purchase price for the shares of the purchased stock, plus an additional amount to pay taxes due on any taxable income recognized in connection with such purchases. The current annual interest rate, which was set in July, 1993 at the then applicable federal rate for long-term loans, is 6.37%. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of Plan participation (which will continue during his period of disability). As of March 1, 1998, Mr. Greeniaus' outstanding indebtedness in connection with such loans was $1,188,540. The largest amount of indebtedness since January 1, 1997 for Mr. Greeniaus was $1,472,956.

    During 1996, the Company permitted Mr. Greeniaus to purchase Class A Common Stock under the Nabisco LTIP at a price equal to the fair market value of such stock on the date of purchase. In connection with these purchases, Mr. Greeniaus was permitted to borrow on a secured basis from the Company the purchase price for the shares of the purchased stock. The current annual interest rates, which were set at the then applicable federal rate for long-term loans, are: 6.0% for $690,000 of indebtedness and 5.98% for $692,500 of indebtedness. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of Plan participation (which will continue during his period of disability). As of March 1, 1998, Mr. Greeniaus' outstanding indebtedness to the Company in connection with such loans was $1,554,658.

    The following table identifies the grants of stock options made to the named executive officers in 1997 under the Nabisco LTIP.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                     INDIVIDUAL GRANTS
                                     ----------------------------------------------------------------------------------
                                          NUMBER OF         PERCENT OF TOTAL
                                         SECURITIES        OPTIONS GRANTED TO     EXERCISE                  GRANT DATE
                                     UNDERLYING OPTIONS       EMPLOYEES IN          PRICE     EXPIRATION     PRESENT
NAME                                   GRANTED (#)(1)        FISCAL YEAR(2)       ($/SHARE)      DATE       VALUE (3)
-----------------------------------  -------------------  ---------------------  -----------  -----------  ------------
Mr. Greeniaus......................         190,000                  6.90%        $   37.00      1/10/07   $  2,323,700
Mr. Postl(4).......................         100,000                  3.63%        $   37.00      1/10/07   $  1,223,000
Mr. Coughlin(5)....................          55,000                  2.00%        $   37.00      1/10/07   $    672,650
Mr. Farrelly.......................          40,000                  1.45%        $   37.00      1/10/07   $    489,200
Mr. Sayeau.........................          55,000                  2.00%        $   37.00      1/10/07   $    672,650

------------------------
(1) These stock options were granted on January 10, 1997 and become vested over three years in accordance with the following schedule: 33% on each of the first and second January 1 following the date of grant and 34% on the third January 1 following the date of grant. The stock options are not exercisable until the third anniversary of the date of grant. The stock options have terms of 10 years from the date of grant but are subject to earlier cancellation in certain circumstances.

(2) The percentages shown in this column represent the percentage of all options to purchase Class A Common Stock granted in 1997 under the Nabisco LTIP.

(3) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model using the following assumptions: stock price volatility of .2358, dividend yield of 1.62%; a 7 year term and an interest rate of 6.25%.

(4) Mr. Postl forfeited 34,000 shares in connection with his termination of employment on March 1, 1998.

(5) Mr. Coughlin forfeited 36,850 shares in connection with his termination of employment on March 1, 1998.

    The following table provides information relating to the number and value of shares of Class A Common Stock subject to options held by the named executive officers as of December 31, 1997. There were no stock option exercises during 1997 by any of the named individuals.

                       AGGREGATED OPTION VALUES AT FISCAL
                              YEAR-END (12/31/97)

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF UNEXERCISED,
                                                              UNEXERCISED OPTIONS HELD           IN-THE-MONEY
                                                                     AT FY-END              OPTIONS HELD AT FY-END
                                                                       (#)(1)                       ($)(2)
                                                             --------------------------  ----------------------------
NAME                                              TYPE(3)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------  -----------  -----------  -------------  -------------  -------------
Mr. Greeniaus.................................          NA            0      1,250,606   $           0  $  25,929,544
                                                        RN      132,000         68,000   $   1,237,500  $     637,500
Mr. Postl.....................................          NA            0        215,918   $           0  $   3,267,032
Mr. Coughlin..................................          NA            0        130,000   $           0  $   1,963,750
Mr. Farrelly..................................          NA            0        191,759   $           0  $   3,674,716
Mr. Sayeau....................................          NA            0        229,718   $           0  $   4,398,232

------------------------
(1) Some of the unexercisable stock options are vested.

(2) Calculated based on the excess of the fair market value on December 31, 1997 of Nabisco Stock ($48.50) or RJRN Stock ($37.50), as appropriate, over the option exercise price.

(3) NA refers to Class A Common Stock; RN refers to RJRN Common Stock.

RETIREMENT PLANS

    The named executive officers participate in noncontributory defined benefit retirement plans maintained by RJRN or its subsidiaries. Mr. Greeniaus also participates in a Supplemental Executive Retirement Plan (the "SERP"). Benefits under the SERP are payable only after a participant's retirement at a specified retirement age, or earlier retirement under certain circumstances with the consent of the Company.

    As explained below (see, "Agreements with Certain Officers"), for purposes of determining Mr. Greeniaus' SERP benefit, Mr. Greeniaus' first three years of disability will be recognized as credited service and the Company will consent to his early retirement on January 1, 2001. Mr. Greeniaus' SERP benefit will be based on a total of 24 years of credited service (rounded to the nearest year). Mr. Greeniaus' Average Final Compensation at the time his SERP benefit will be determined is expected to be $1,550,000. For purposes of determining retirement benefits under the SERP, "Average Final Compensation" consists of base salary, bonus in the year earned and pre-tax contributions to plans maintained under sections 401(k) and 125 of the Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. Mr. Greeniaus' annual retirement benefits under the SERP, prior to being offset for Social Security is expected to be $678,125 commencing upon his retirement on January 1, 2001.

    RJRN has purchased annuity contracts for Mr. Greeniaus to provide his after-tax vested benefits (reduced by his vested benefits under RJRN's qualified pension plan). No annuity contracts were purchased in 1997 for Mr. Greeniaus; however, it is anticipated that annuity contracts sufficient to cover Mr. Greeniaus' remaining unfunded SERP benefit will be purchased in 1998.

    Retirement benefits for Messrs. Postl, Farrelly and Sayeau are determined under a noncontributory qualified defined benefit plan maintained by RJRN that has no social security offset. The following table shows the estimated annual benefits payable under the plan. The retirement benefits shown are based on retirement at age 65 and the payment of a single-life annuity to the participant.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

   AVERAGE                                            YEARS OF SERVICE
    FINAL                               ---------------------------------------------
COMPENSATION                                10          15          20         25         30
-------------                           ----------  ----------  ----------  ---------  ---------
 $   400,000   .......................  $   68,480  $   94,260  $  117,865    137,279    152,344
 $   500,000   .......................  $   85,879  $  118,183  $  147,769    172,077    190,947
 $   600,000   .......................  $  103,278  $  142,107  $  177,673    206,874    229,551
 $   700,000   .......................  $  120,677  $  166,030  $  207,578    241,672    268,155
 $   800,000   .......................  $  138,076  $  189,954  $  237,482    276,470    306,759
 $   900,000   .......................  $  155,475  $  213,877  $  267,386    311,268    345,362
 $ 1,000,000   .......................  $  172,873  $  237,800  $  297,290    346,065    383,966

    For Plan purposes, compensation includes base salary, annual bonus (in the year earned) and certain other payments. "Average Final Compensation" under the plan is determined by considering the 36 consecutive months that yield the highest average annual compensation during the participant's last 60 months of service. If the participant has fewer than 36 months of service, all months are considered. Average Final Compensation as of December 31, 1997 was: for Mr. Farrelly -- $489,445 and for Mr. Sayeau -- $488,445. The estimated years of credited service (rounded to the nearest year) at age 65 were for Mr. Farrelly -- 16, and for Mr. Sayeau -- 27. Mr. Postl's retirement benefit will be determined based on 12 years of credited service (including 5 years credited pursuant to his contractual arrangements) and Average Final Compensation of $765,146. Mr. Coughlin had no vested retirement benefit upon termination of his employment.

AGREEMENTS WITH CERTAIN OFFICERS
    Effective December 14, 1995, RJRN Holdings, RJRN, the Company and Nabisco entered into an amended and restated employment agreement with Mr. Greeniaus, setting forth the terms of his employment and certain termination provisions. Mr. Greeniaus terminated employment with the Company due to disability under the Company's disability plans effective January 1, 1998. Mr. Greeniaus has vested retirement benefits under the SERP and certain other plans that are funded in respect of his service through 1994. Under the employment agreement, the Company must provide additional funding for accruals under the SERP through the date of Mr. Greeniaus' retirement or the termination of his employment. Under the employment agreement, the Company must also provide Mr. Greeniaus with life insurance, on a tax-reimbursed basis, with a face amount of $3 million.
    In connection with Mr. Greeniaus' termination of employment, RJRN Holdings, RJRN, the Company, Nabisco and Mr. Greeniaus entered into an agreement dated January 21, 1998, setting forth the terms of Mr. Greeniaus' termination of employment. The January 21, 1998 agreement substantially reflects the terms of Mr. Greeniaus' amended and restated employment agreement as well as the Company's short-term and long-term disability plans. As reflected in the January 21, 1998 agreement, Mr. Greeniaus is expected to receive disability benefits for at least three years during which he will continue to participate in the Company's employee benefit plans in accordance with the terms of the disability plans. The Company has agreed to consent to Mr. Greeniaus' early retirement on January 1, 2001 and to authorize commencement of Mr. Greeniaus' SERP benefit at that time.
    Nabisco has entered into employment agreements with Messrs. Postl, Farrelly and Sayeau which, in each case, provides that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his employment for "good reason", he will receive two years base salary plus bonus, payable over three years, and benefit continuation for three years. "Cause" includes criminal dishonesty, deliberate misconduct, and deliberate and continual refusal to perform employment duties or to act in accordance with instructions of the Board. "Good reason" includes a substantial reduction in the executive's responsibilities, a more than 20% reduction in the executive's salary and annual bonus opportunity or relocation. Compensation continuance is based on the highest annual rate of salary in effect during the twelve months immediately prior to termination and the current target incentive award opportunity for the calendar year in which employment terminates. Mr. Postl is entitled to compensation and benefit continuance in connection with his termination of employment on March 1, 1998. Nabisco had also entered into an employment agreement with Mr. Coughlin, which was cancelled upon his termination of employment, and he is not entitled to any further benefit thereunder.

DIRECTORS' COMPENSATION
    Directors who are not employees of the Company or RJRN Holdings or any of their subsidiaries ("Outside Directors") receive an annual retainer fee of $50,000 per year, plus meeting attendance fees of $1,250 per meeting. In addition, directors who are committee members receive committee attendance fees of $1,250 per committee meeting and committee chairmen receive a $5,000 retainer per year. The Company provides Outside Directors with life insurance having a death benefit of $100,000, participation in charitable giving programs (pursuant to which directors with at least three years of service may direct that up to $1 million be contributed to eligible educational institutions following the director's death) and supplemental insurance programs. Each Outside Director receives an initial stock option grant pursuant to a stock option plan to purchase 6,000 shares of Class A Common Stock. The options have an exercise price equal to the fair market value of Class A Common Stock on the date of grant. They cannot be exercised for at least six months following the date of grant but, thereafter, are exercisable for ten years from the date of grant. In addition, each Outside Director receives an annual grant of stock options pursuant to a formula set forth in the applicable plan, which is made on the date of the director's election or re-election to the Board of Directors. In 1997, each eligible director as of the April 1997 annual meeting received an annual stock option to purchase 1,200 shares of Class A Common Stock at an exercise price of $40.00 (the fair market price of Class A Common Stock on the date of grant). The annually granted stock options have a ten-year term, vest over three years (33% on the first and second anniversaries of the date of grant and 34% on the third anniversary) and may contain additional limitations on exercisablilty. No additional compensation is paid to directors who are employees of the Company or RJRN Holdings or its subsidiaries in their capacity as directors.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of General Chain, Mr. Cain and Ms. Koplovitz. There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                             NABISCO HOLDINGS CORP.
        CUMULATIVE TOTAL RETURNS--NABISCO STOCK, S&P 500, S&P FOOD INDEX
                                  1/20/95=100

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NABISCO CLASS A COMMON STOCK    S&P FOOD INDEX    S&P 500 INDEX
1/20/95                               100               100              100
Dec-95                                135               129              136
Dec-96                                164               153              167
Dec-97                                207               219              222

------------------------
* Total returns assume $100 invested on January 20, 1995 in Class A Common Stock, the S&P 500 Index, and the S&P Food Index with reinvestment of dividends. Common Stock was first issued to the public under a registration statement which was effective January 19, 1995. January 20, 1995 was the first trading day for Class A Common Stock.

                         COMPENSATION COMMITTEE REPORT

    This report has been submitted to the stockholders by the Compensation Committee (the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of the Company and its subsidiaries during 1997. The Committee is principally responsible for executive compensation and administers the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to ratify certain Committee actions. During 1997, the Committee consisted of Directors who were not employees of the Company or any of its subsidiaries or RJRN Holdings or any of its subsidiaries, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

EXECUTIVE COMPENSATION PRINCIPLES AND POLICIES

    In determining the amounts, composition, and terms and conditions of the compensation for executive officers of the Company, the Committee is guided by two principles: (1) compensation opportunities must enable the Company to attract and retain individuals with the high caliber of talent and skills which are critical to the Company's success and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of the Company's financial results from operations and stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

    Changes made to the Internal Revenue Code in 1993 limit the ability of publicly-traded companies to secure a tax deduction for certain compensation paid to certain individuals named in the summary compensation table. The Committee has taken actions to limit the impact of this change in tax law in the event that compensation paid to a named executive officer might otherwise not be deductible. The Committee will continue to seek ways to limit the impact of this change; however, the Committee feels that the tax deduction limitation should not be permitted to compromise the Company's ability to attract and retain the executive talent required to compete successfully on a global basis. Accordingly, achieving the desired flexibility in the design and delivery of compensation may periodically result in some compensation that is not deductible for federal income tax purposes. In 1997, only Mr. Greeniaus' compensation was affected by this tax law and the Committee took action to limit the impact of this change.

MAJOR COMPENSATION COMPONENTS

    The compensation program for executive officers is composed of annual compensation, long-term compensation and benefits. In determining appropriate compensation levels, the Committee relies on independent outside consultants who provide surveys and other data regarding the compensation practices of other companies that are representative of the size and type of company with which the Company competes for executive talent. Accordingly, this is a broader and more diverse group of companies than those used for the peer company index in the Performance Graph mandated by the Securities and Exchange Commission which appears on page 12. The base salary and targeted incentive compensation levels of the comparator companies (without specific regard for the impact of performance on compensation actually earned) are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of the Company, as described below.

ANNUAL COMPENSATION

    The annual compensation for each of the named executive officers is composed of salary and an annual incentive opportunity. In general, salaries paid to executive officers reflect the median of competitive practices used by the Committee for comparison purposes. Annual compensation levels (salary plus target annual incentive award opportunity) are set to reflect the 75th percentile of the compensation practices of comparator companies. A senior executive receives an increase in salary only when the Committee determines that either a change in an individual's performance or responsibilities or market conditions warrants such an action. During 1997, the Committee approved salary increases for Messrs. Greeniaus and Coughlin. Mr. Greeniaus' annual salary was increased by 5.9% and Mr. Coughlin's annual salary was increased by 7.1%.

    Each of the named executive officers has a target annual incentive award opportunity which is expressed as a percentage of his base salary and which is set, at target, to provide annual cash compensation at the 75th percentile of comparator companies. For each of the named executive officers other than Mr. Greeniaus, the actual bonus earned for 1997 and shown in the Summary Compensation Table was based principally on the attainment of financial performance objectives (described below) and partly on individual performance. The bonus amount shown for Mr. Greeniaus was based solely on the Company's financial performance. The 1997 performance measures and objectives were established early in 1997, based on the financial performance of the businesses for which the individual was responsible or performed services as determined using performance grids. Performance grids project an executive's annual bonus opportunity upon attainment of various financial performance targets. The measure of financial performance for the Company's Corporate employees (including Messrs. Greeniaus, Coughlin, Farrelly and Sayeau) was cash net income. The measure of financial performance for Mr. Postl was a combination of Corporate cash net income and Nabisco Biscuit Company's operating company contribution.

    In 1997, the annual incentive program was modified so that, for the Company's Corporate employees (including Mr. Greeniaus), the annual incentive score for financial performance if targeted financial performance is achieved or exceeded is 100% of the participant's target annual incentive award opportunity. If the targeted financial score is attained or exceeded, the award is supplemented with restricted stock units equal to 20% of the target award. The units, which do not vest for two years, are intended to provide a longer-term incentive to participants. In 1997, a number of the operating companies failed to achieve targeted financial performance. Consequently, the bonus amounts received by each of the named executive officers for 1997 was below the executive's target bonus opportunity. With the exception of Mr. Postl, none of the named executive officers received the supplemental restricted stock units under the annual incentive program. Mr. Postl received supplemental restricted stock units for that portion of his financial score that was based on the performance of Nabisco Biscuit Company.

LONG-TERM COMPENSATION

    The Committee relies on various forms of stock-based grants and multi-year incentive opportunities to motivate executives to maintain a longer term perspective. In 1997, long-term incentive grants to the named executive officers were in the form of stock options. In determining the size of the stock option grants, the Committee targets the 75th percentile of competitive stock option opportunities at comparator companies. In making stock option grants, the Committee does not take into account whether an executive has exercised or continues to hold previously granted stock options.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In 1997, the Committee increased Mr. Greeniaus' annual base salary from $850,000 to $900,000 (5.9%) and his target annual bonus opportunity from 70% of base salary to 85%. The Committee believed that this increase was then appropriate to retain Mr. Greeniaus and to maintain his compensation at a competitive level commensurate with his skills and experience.

    As noted above, Mr. Greeniaus' annual bonus was based solely on the Company's financial performance, determined pursuant to a performance schedule adopted by the Committee in early 1997 using the Company's annual cash net income as the performance measure. This approach should ensure that the Company may deduct, for federal income tax purposes, all of Mr. Greeniaus' 1997 salary and annual bonus award. Mr. Greeniaus' annual bonus payment for 1997 was less than his target award, because the Company's 1997 performance was below targeted performance.

    In 1997, Mr. Greeniaus was granted a stock option to purchase 190,000 shares of Class A Common Stock with an exercise price of $37 (the market price of Class A Common Stock on the date of grant). The size of Mr. Greeniaus' 1997 stock option grant was determined in accordance with the Committee's practice (referred to above) of targeting the 75th percentile of competitive stock option grants.

SUMMARY

    The Committee believes that the Company's executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are encouraged to join and remain with the Company and perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders are best served. This focus on stockholder interests is reinforced by the heavy stock-based component in the executive compensation program. The actions taken by the Committee for 1997 were consistent with this focus and the principles outlined above.

                                          John T. Chain, Jr. (Chairman)
                                          Herman Cain
                                          Kay Koplovitz

                       RELATIONSHIP AND TRANSACTIONS WITH
                RJR NABISCO HOLDINGS CORP. AND RJR NABISCO, INC.

    RJRN, a wholly-owned subsidiary of RJRN Holdings, owns 100% of the outstanding Class B Common Stock, which represents approximately 80.5% of the economic interest in the Company and 97.6% of the combined voting power of all of the outstanding Common Stock. Beneficial ownership of at least 80% of the total voting power and value of the outstanding Common Stock is required in order for RJRN Holdings to continue to include the Company in its consolidated group for federal income tax purposes, and ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for RJRN Holdings to be able to effect a tax-free spin-off of the Company.

    RJRN Holdings has advised the Company that its current intent is to continue to hold all of the Class B Common Stock beneficially owned by RJRN Holdings, and RJRN Holdings' Board of Directors has adopted policies setting forth RJRN Holdings' intention not to make such a distribution prior to December 31, 1998 if such distribution would cause the ratings of the senior indebtedness of RJRN to be reduced from investment grade to non-investment grade or if, after giving effect to such distribution, any publicly held senior debt of the Company would not be rated investment grade. However, the Board is aware that the Board of Directors of RJRN Holdings is committed to effecting a spin-off of the Company at the appropriate time. RJRN Holdings has no agreement with the Company not to sell or distribute such shares, and there can be no assurance concerning the period of time during which RJRN Holdings will maintain the present levels of its beneficial ownership of Common Stock.

    The Company's ongoing relationship with RJRN Holdings and RJRN is governed by agreements entered into in connection with the initial public offering of Class A Common Stock completed on January 26, 1995, including a corporate services agreement, a corporate agreement and a tax-sharing agreement, all of which are described below.

    SERVICES AGREEMENT. The Company and RJRN entered into an intercompany services and operating agreement (the "Services Agreement") with respect to various services provided by RJRN to the Company and by the Company to RJRN, including certain tax services, and the provision of certain facilities. The Services Agreement provides that such services are to be provided in exchange for service fees that do not exceed the fees that would be paid if such services were provided by an independent third party. Under the Services Agreement, the fees for services provided by the Company to RJRN during 1997 totaled approximately $2 million, exclusive of reimbursements at cost for payments made to third parties. The Company made no payments to RJRN for services performed in 1997 under the Services Agreement, other than reimbursements at cost for third-party fees and expenses.

    In addition, during 1997 RJRN continued coverage of the Company under RJRN's umbrella liability, property, casualty and fiduciary insurance policies. RJRN bills the Company for the portion of RJRN's premium cost with respect to such insurance that is attributable to coverage of the Company. The Company paid RJRN less than $1 million for its allocable portion of the premium cost and made most premium payments directly to the insurers. The Services Agreement permits either RJRN or the Company to terminate the Company's coverage under the RJRN policies at any time on 90 days' written notice.

    TAX SHARING AGREEMENT. The Company is included in RJRN Holdings' consolidated tax group and the Company's tax liability is included in the consolidated federal income tax liability of RJRN Holdings and its subsidiaries. The Company and RJRN Holdings entered into a tax-sharing agreement (the "Tax Agreement") pursuant to which the Company and RJRN Holdings make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company is determined as though the Company filed separate federal, foreign, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of RJRN Holdings arising from an audit or otherwise). The Company is reimbursed, however, for tax attributes, such as foreign tax credits and losses, if and when they are used on a consolidated basis. In general, any adjustments to the Company's tax liabilities for 1989 or earlier are the obligation of RJRN Holdings and any adjustments to the Company's tax liabilities for years after 1989 are the obligation of the Company. RJRN Holdings generally pays to the Company any tax refund actually received by RJRN Holdings and attributable to the Company for years after 1989.

    In determining the amount of tax-sharing payments, RJRN Holdings prepares a pro forma consolidated return for the Company that reflects the same positions and elections used by RJRN Holdings in preparing the returns for RJRN Holdings' consolidated group. RJRN Holdings continues to have all the rights of a common parent of a consolidated group, is the sole and exclusive agent for the Company in all matters relating to the income tax liability of the Company, has exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company.

    Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of its consolidated group. For benefit plan purposes, the Company and its subsidiaries are part of the RJRN Holdings controlled group, which includes RJRN Holdings and its other subsidiaries. Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, each member of the controlled group is jointly and severally liable for the funding and termination liabilities of RJRN Holdings' and its subsidiaries' tax qualified defined benefit retirement plans as well as certain plan taxes. Consequently, the Company and its subsidiaries could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the RJRN Holdings consolidated or controlled group. Accordingly, each of the Company and RJRN Holdings has agreed to indemnify the other for their respective obligations under the Tax Agreement.

    CORPORATE AGREEMENT. The Company and RJRN are parties to a corporate agreement (the "Corporate Agreement") under which the Company has granted to RJRN (i) a continuing option, transferable to RJRN Holdings or any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company (the "Stock Option") and (ii) certain registration rights.

    In 1997, the Company paid two quarterly dividends of $.155 and two quarterly dividends of $.175 on each outstanding share of Common Stock. RJRN received a total of approximately $141 million from these dividends, the amount representing its PRO RATA share.

                           CERTAIN LEGAL PROCEEDINGS

    In the fourth quarter of 1995, purported stockholders of RJRN Holdings, for themselves and derivatively for RJRN Holdings and the Company, filed three putative class and derivative actions in the Court of Chancery of the State of Delaware in and for New Castle County against members of RJRN Holdings' Board of Directors, some of whose members serve on the Board. The actions were consolidated in December 1995. The plaintiffs allege, among other things, that the defendants breached their fiduciary duty and wasted corporate assets by undertaking the debt exchange offer and consent solicitation completed by RJRN and Nabisco in June 1995 and by amending, in August 1995, RJRN Holdings By-Law provisions concerning the calling of stockholder meetings and procedures for stockholder action by written consent. The plaintiffs allege that management took these and other actions to obstruct a spin-off of the Company wrongfully, to enrich the defendants at the expense of RJRN Holdings, its stockholders and the Company and to entrench the defendants in the management and control of RJRN Holdings. By agreement of the parties, the defendants' time to respond to the complaint in these consolidated actions has been extended, most recently, to May 1998. RJRN Holdings believes that these allegations are without merit and, if necessary, will defend these actions vigorously.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary of the Company no later than November 16, 1998 at the Company's principal executive offices: Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054-0311.

                               OTHER INFORMATION

    In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone or telecopy. These individuals will receive no additional compensation for these solicitation services. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's capital stock. The Company will bear all of the other costs of these solicitations.

    The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

    STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                                      NABISCO HOLDINGS CORP.

Parsippany, New Jersey
March 16, 1998

    If you have any questions or need assistance in voting your shares, please contact First Chicago Trust Company of New York at its toll free number:
1-800-519-3111.

                           NABISCO HOLDINGS CORP.

               ANNUAL MEETING OF STOCKHOLDERS - APRIL 15, 1998
           PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
P
  The undersigned having received the Notice of Annual Meeting and Proxy
R Statement, hereby directs Wachovia Bank N.A., Trustee under the RJR Nabisco
  Capital Investment Plan ("CIP"), and Trustee under the Nabisco Employee
O Savings Plan ("ESP"), to vote in person or by proxy all shares of Common
  Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned X under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before the 1998 Annual Meeting of Y Stockholders to be held at The Hotel DuPont, 11th and Market Streets,
  Wilmington, Delaware, on Wednesday, April 15, 1998, at 10:30 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before said meeting.

Election of Directors. Nominees:            Change of address:

H.Cain; J.T. Chain, Jr.; S.F. Goldstone:  ________________________________
D.B. Jenkins, J.M. Kilts and K. Koplovitz.________________________________
                                          ________________________________

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT WACHOVIA HOW TO VOTE YOUR SHARES.

                                                                SEE REVERSE
                                                                    SIDE

                         FOLD AND DETACH HERE

                                                               WACHOVIA
__________________________________________________________________________
Employee Benefit Trust Services
301 North Main Street
Winston Salem, NC 27150-3099

March 1998

To:  Participants in the RJR Nabisco Capital Investment Plan    ("CIP")
     Participants in the Nabisco Employee Savings Plan          ("ESP")

As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Wachovia Bank, N.A., in its capacity as Trustee of the above named plans how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.  Nabisco Holdings Corp. 1997 Annual Report.
2. Notice of Annual Meeting of Stockholders to be held on April 15, 1998 and the accompanying Proxy Statement.
3.  This Proxy/Voting Instruction Card; (SEE REVERSE SIDE FOR VOTING) and
4.  A postage-paid return envelope.

The number of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 13, 1998. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.


Cordially yours,


Wachovia Bank, N.A.
Trustee


Enclosures                                                 SEE REVERSE SIDE

X PLEASE MARK YOUR
  VOTES AS IN THIS
  EXAMPLE.

  THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     FOR           WITHHELD                  FOR       AGAINST        ABSTAIN

1. Election of                     2. Ratify the appointment
   Directors.                         of Deloitte & Touche as
                                      Independent Auditors.

For, except vote withheld from the following nominee(s):


____________________________-

                                             Will attend annual meeting


                                        Please sign exactly as name appears
                                        hereon. Joint owners should each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.


                                        ____________________________________

                                        ____________________________________
                                             SIGNATURE (S)         DATE

                              FOLD AND DETACH HERE

                              NABISCO HOLDINGS CORP.
                   ANNUAL MEETING OF STOCKHOLDERS-APRIL 15, 1998
              PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Steven F. Goldstone, James M. Kilts and James A. Kirkman III, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Nabisco Holdings Corp., to be held at The Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, on Wednesday, April 15, 1998, at 10:30 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before said meeting.

Election of Directors. Nominees:             Change of address:

H. Cain; J.T. Chain, Jr.; S.F. Goldstone;   _________________________________
D.B. Jenkins; J.M. Kilts; and K. Koplovitz   _________________________________
                                             _________________________________

P
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN R BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
  VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE
O AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING
  ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
X
                                                                SEE REVERSE
Y                                                                   SIDE

                           FOLD AND DETACH HERE

X PLEASE MARK YOUR
  VOTES AS IN THIS
  EXAMPLE.

  THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     FOR           WITHHELD                  FOR       AGAINST        ABSTAIN

1. Election of                     2. Ratify the appointment
   Directors.                         of Deloitte & Touche as
                                      Independent Auditors.

For, except vote withheld from the following nominee(s):


_____________________________

                                        Will attend       Do not send
                                        annual meeting    Annual Report



                                        Please sign exactly as name appears
                                        hereon. Joint owners should each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.


                                        ____________________________________

                                        ____________________________________
                                             SIGNATURE (S)         DATE

                              FOLD AND DETACH HERE

                              NABISCO HOLDINGS CORP.

                    ANNUAL MEETING OF STOCKHOLDERS-APRIL 15, 1998
               PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
P
   The undersigned, having received the Notice of Annual Meeting and Proxy
R Statement, hereby directs Vanguard Group, Custodian under the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan ("NLSCAP") and Custodian for
O the Participants in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico ("PRSIP"), to vote in person or by
X proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the
Y undersigned is entitled to instruct, in each case, on all matters which may come before the 1998 Annual Meeting of Stockholders to be held at The Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, on Wednesday, April 15, 1998, at 10:30 A.M., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

   Election of Directors.    Nominees:           Change of address:

   H. Cain; J.T. Chain, Jr.; S.F. Goldstone;     ______________________________
   D.B. Jenkins, J.M. Kilts and K. Koplovitz.    ______________________________
                                                 ______________________________

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT VANGUARD HOW TO VOTE YOUR SHARES.

                                                           SEE REVERSE
                                                               SIDE

                          FOLD AND DETACH HERE

                                                           VANGUARD
______________________________________________________________________________
Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355

DE TENER ALGUNA DUDA RELATIVO A ESTOS DOCUMENTOS FAVOR DE COMUNICARSE CON EL
                     DEPARTAMENTO DE RECURSOS HUMANOS.

March 1998

To:  Participants in the Nabisco/Life Savers Puerto Rico Capital Accumulation
     Plan                                                         ("NLSCAP")
     Participants in the Savings and Investment Plan for Employees of R.J.
     Reynolds Tobacco Company in Puerto Rico                      ("PRSIP")

As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Vanguard, in its capacity as Custodian of the above named plans, how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.  Nabisco Holdings Corp. 1997 Annual Report.
2. Notice of Annual Meeting of Stockholders to be held on April 15, 1998 and the accompanying Proxy Statement.
3.  This Proxy/Voting Instruction Card; (SEE REVERSE SIDE FOR VOTING) and
4.  A postage-paid return envelope.

The number and type of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before April 13, 1998. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,

Vanguard Group
Custodian

Enclosures                                                 SEE REVERSE SIDE

X PLEASE MARK YOUR
  VOTES AS IN THIS
  EXAMPLE.

  THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS INSTRUCTION CARD WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     FOR           WITHHELD                  FOR       AGAINST        ABSTAIN

1. Election of                     2. Ratify the appointment
   Directors.                         of Deloitte & Touche as
                                      Independent Auditors.

For, except vote withheld from the following nominee(s):


____________________________-

                                             Will attend annual meeting


                                        Please sign exactly as name appears
                                        hereon. Joint owners should each
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.


                                        ____________________________________

                                        ____________________________________
                                             SIGNATURE (S)         DATE

                              FOLD AND DETACH HERE